UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 Factoria Blvd SE Sterling Plaza 2 3rd Floor
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forward-looking statements include statements regarding any direct or indirect impact on us, our customers, or our service providers from conflict in the Middle East or elsewhere; no sign of recovery in the ocean market due to the ongoing imbalance of global capacity versus demand and the impact on volumes and pricing; our ability to use and benefit from our investments in technology, including AI; our belief that refund activity and other post-entry activity will continue and are likely to lead to a significant increase in our customs work; our ability to enhance our productivity and profitability when adding headcount to our customs group or any part of our business; our ability to continue to benefit from increases in hyperscaler volumes, with growth in AI data center construction expected to peak by the end of the decade; and generate sustainable, profitable and capital-efficient growth over the long term. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
How has the Middle East disruption and fuel pricing in particular impacted rates and customer behavior?

While the conflict in the Middle East has caused significant disruption, the industry is adapting just as it did during the pandemic. As soon as hostilities started, we got in touch with those customers most directly impacted to begin implementing pre-arranged plans for alternative routing for their freight. The direct effect on us and our customers has been relatively minimal, with the greatest impact predominantly in the air market from higher jet fuel prices, tightened capacity, and longer routes in the Middle East to skirt certain conflict zones. Because of those indirect impacts, we are working closely with each customer to consider the breadth of options for moving their freight timely and cost-effectively. As a global non-asset provider of logistics services, we have a wide range of flexibility to provide innovative solutions to our customers. In the ocean market, we have re-routed cargo where possible and passed through fuel increases at cost, which has impacted pricing but generally had no impact on our profitability per-container.

2.
How much of your increased level of customs brokerage activity is related to tariff refunds, re-filings, and compliance work following recent court rulings?

The average customs entry is significantly more complex and requires many more data elements than before the IEEPA and sectoral tariffs, counter-tariffs, court rulings, regulatory changes, post-entry, and re-funds from IEEPA CAPE filings. All of the changes and complexity have significantly added to the increased customs brokerage scope of work and the demand for expertise, in addition to gaining new customs brokerage business.

3.
How much of the increase in customs margin is related to technology and specifically AI?

Because customs work requires significant experience and oversight, we have focused much of our technology investments, including AI, on that work. We are starting to achieve benefits from those investments, applying technology to enhance productivity and operating margins without displacing compliance judgment, risk management, or accountability, which are core to our value proposition. As we have said before, technology can assist and enhance the customs process; it cannot replace it. Our ability to process higher entry volumes more quickly and efficiently supports revenue growth and can enhance margins. Also keep in mind that the Customs and other business also includes import services, Transcon ground transportation, and warehousing and distribution services, which all grew at double-digits during the first quarter.

4.
Is the current level of customs growth sustainable? How long can the refund-related activity last?

The increase in business related to refunds started in late April and has been relatively minimal so far. Because of the complexity of customs work, refund activity alone is not the only post-entry work we do for our customers, and as the scope and complexity continue to grow, we need to be compensated for that work. Our technology and tools help manage our productivity, as we continue to add new business globally.

5.
With the IEEPA refunds now being issued, can you give us a sense of the impact this is having or will have on your customs business? How are you working with your customers to think about the court-cancelled tariffs that could be re-filed under different authorities such as Section 301?

As noted in response to the question above, the increase in business related to refunds started in late April and has been relatively minimal so far. However, refund activity and other post-entry activity will continue and are likely to lead to a significant increase in our customs work. We have been using technology combined with our deep expertise to assist with assessing which entries are eligible for refunds, and which entries require further amendments outside of the IEEPA cases. The government has stated they will continue to use sectoral tariffs, along with further investigations or alternative trade penalties, such as Sections 301 (retaliatory trade measures against foreign entities) and 232 (targeting specific imports that threaten national security), to address the trade balancing issues. We actively support our customers with regular webinars to inform and educate them on the impact of these changes and to discuss what is pending further regulatory review.

6.
Do you anticipate having to add to customs headcount to process IEEPA refunds and possibly other tariff refunds and claims? Is this something that AI can process?

So far, processing IEEPA refunds has been less complicated than we had thought it might be. When we have added headcount in customs, it has largely been to accommodate new business. Our increase in customs revenue stems from new business and charging for the complexity tied to that work. We may have to add headcount as customs complexity, challenges, new business, and refunds continue to escalate, and we may use temporary workers for work that is not expected to continue in perpetuity. We will also continue to refine our processes and employ technology to enhance productivity. Our objective when adding headcount to our customs group or any part of our business is to enhance productivity and profitability.

7.
Are you seeing any indication that ocean volumes and rates will recover anytime soon?

We are not. The ocean marketplace continues to be impacted by geopolitical events and growing carrier capacity. Until volumes and rates recover, we will continue to align our costs accordingly and grow our ocean business profitably.

8.
When might air demand from hyperscaler activity peak?

Comments from our hyperscaler customers generally align with what we read in industry reports suggesting that the unprecedented demand for AI data center construction could peak by the end of the decade. While that may be true, what we see is that volumes for this industry are holding strong and we currently are seeing continued increases in volume, both from new servers and to replace aging servers. As data farms are popping up all over the globe and hyperscaler investments continue, we are shipping products for most of the big names in AI across the U.S., to India, Southeast Asia, Europe, and the Middle East.

9.
How much additional margin upside remains from cost control, productivity gains, and AI/automation initiatives? How sustainable is the flat growth in headcount?

We have often said that productivity gains are likely to come in modest steps rather than large leaps. Having said that, we also expect that these more modest gains will continue over a longer period of time. Ever since the wind down from pandemic-driven dislocations and the spike in demand for certain products, we have worked to bring headcount back into alignment. Our significant investments in technology have started to have a positive impact. By enhancing productivity while carefully managing headcount, our goal is to de-couple headcount growth from revenue growth, leading to a more profitable business model.

10.
Given your strong free cash flow and share repurchases, how are you prioritizing capital allocation between buybacks, investments in technology, and potential growth initiatives?

Our capital allocation priorities remain the same as ever: generate sustainable, profitable and capital-efficient growth over the long term. Our capital deployment priority is to invest in the business to drive organic growth with high returns and return excess cash to our shareholders via dividends and share repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	May 20, 2026	By:	/s/ David A. Hackett
David A. Hackett, Senior Vice President and Chief Financial Officer